Exhibit 99.2

Successful Diversification of Revenue and Operational Improvements



Parts & Services
Reefers
8%
15%
2005
$1.2B
77%
Dry Vans
Parts & Service
Composite Products
Process Systems
Truck Bodies
14%
2016
$1.8B
22%
64%
Reefers
Platforms
Tank Trailers
Dry
Vans
Parts & Service, Composite Products,
Process Systems & Truck Bodies
~31%
PF
2018
~50%
~19%
Reefers
Platforms
Tank Trailers
Dry Vans
Dry Van Trailers
Other Trailer Products
Non-Trailer Products

Successful Business Transformation Through Last Cycle



Wabash National Corporation
Operating EBITDA Margin (%)
8.3%
13.7%
2007
2016

- **Successful diversification** of business away from Dry Van manufacturing
- **Improved margins** through operational improvements and integrated business systems
- **De-levering** of the capital structure
- **Successful M&A strategy** and integration of multiple businesses including Walker and Beall

Business Model Has Successfully Evolved in the Last Ten Years

7

BLUE CHIP COMBINED CUSTOMER BASE WITH LIMITED CONCENTRATION Diversified Products Commercial Trailer Products No Customer Makes Up More than 5% of Total Sales (1) Longstanding Relationships with the Industry’s Leading Carriers Business Risk Minimized by Broad Customer Base Final Mile Products Top 5 Customers 21% Other Customers 79% Note: 1. Reflects the customer concentration of the pro forma customer base using 2016 pro forma revenue Defined Final Mile strategies 11

BALANCED CAPITAL ALLOCATION STRATEGY TO SUPPORT GROWTH

Strategic Objectives	Policy Actions	Progress + Indicator
Liquidity	▪ Maintain liquidity to support the core business and fund growth opportunities across business cycle	~$297M of PF Liquidity (1)
Debt Management	▪ Manage net debt to maintain credit rating throughout economic cycle and position for next credit rating upgrade ▪ Target net debt to <3x EBITDA at cycle trough	PF Net Debt at 1.8x EBITDA; Repurchased $105M of Converts (1)
Dividend	▪ Return of capital to shareholders via regular quarterly dividend ▪ Payout ratio of ~15%	~$12M paid YTD at $0.06/share per quarter (2)
Strategic Growth	▪ Acquisitions to accelerate our corporate growth strategy consistent with our acquisition criteria – "Selective, but more Active" pursuit ▪ Pursue higher margin, less cyclical and more stable, industrial equipment and service based businesses to enhance diversification	Continue to Strategically + Selectively Evaluate Opportunities
Share Repurchase	▪ Repurchase shares opportunistically to distribute a portion of excess free cash flow to shareholders ▪ At a minimum, repurchase shares to offset management compensation shares	Amount Remaining Under Authorization $81M (2)

Notes:
1. As of June 30, 2017
2. As of August 31, 2017

Our Strong Financial Position Allows for Financial Flexibility

WABASH NATIONAL

17

Wabash HISTORICAL FINANCIAL PERFORMANCE (1) Historical Gross Revenue $M 1,462 1,636 1,863 2,027 2,139 2,020 2012 2013 2014 2015 2016 LTM Historical Capital Expenditures 15 18 20 21 24 27 2012 2013 2014 2015 2016 LTMHistorical Adjusted Operating EBITDA 119 150 169 229 286 238 2012 2013 2014 2015 2016 LTM Historical Free Cash Flow (2) 104 132 149 209 262 211 2012 2013 2014 2015 2016 LTM Notes: 1.Last twelve months as of June 30, 2017 2.Free cash flow defined as Operating EBITDA less capital expenditures and is exclusive of working capital changes Pro Forma for Supreme $M $M $M 14% CAGR% of Revenue 1.1% 1.0% 1.1% 1.1% 1.3% 1.0%% of Revenue 9.2% 11.3% 9.1% 13.4% 11.8% 8.1%% of Revenue 8.0% 10.3% 8.0% 12.2% 10.5% 7.1% 14% CAGR 6% CAGR 18

USE OF PROCEEDS AND PRO FORMA CAPITALIZATION Sources and Uses Pro Forma Capitalization Sources of Funds $M Unsecured Bonds Issuance (1) 325 Balance Sheet Cash —— WNC 51 Balance Sheet Cash — Supreme (2) 25 Total 401 Uses of Funds $M Supreme Acquisition (3) 388 Fees and Expenses (4) 6 Supreme Debt Retirement (5) 7 Total 401 Revolver ($175M) 0 First Lien Term Loan B 189 Convertible Senior Notes 45 Unsecured Bonds Issuance 325 Total Debt (6) 560 Pro Forma Cash (7) (127) Net Debt 433 Pro Forma LTM Operating EBITDA as of 6/30/17 (8) 238 Credit Metrics Gross Debt / LTM Operating EBITDA as of 6/30/17 (8) 2.4x Net Debt / LTM Operating EBITDA as of 6/30/17 (8) 1.8x Notes: 1. Includes the principal amount of the notes offered hereby, excluding the initial purchasers' discount and commissions 2. Represents cash and cash equivalents acquired in the acquisition of Supreme Industries as if it had occurred on June 30, 2017 3. Reflects the total consideration to be paid to the sellers in the acquisition, Inclusive of change of control costs 4. Reflects our estimate of certain fees and expenses associated with the Transaction, including the initial purchaser's discoun ts and commissions and fees and expenses related to this offering. Does not reflect cash to be used to pay expected fees and expenses associated with the acquisition of ~$10MM 5. Reflects the repayment of $7.2MM outstanding under the Supreme Industries term loan facility 6. Includes ~$2M in capital leases 7. Pro forma cash balance for cash used for change of control costs, certain estimated fees and expenses related to the transaction, and retirement of Supreme debt and inclusive of Supreme's cash, and cash equivalents and investments acquired in the acquisition of Supreme Industries as if it had occurred on June 30, 2017. Does not reflect cash to be used to pay expected fees and expenses associated with the acquisition of ~$10MM 8. Operating EBITDA defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of goodwill and other intangible assets, and other non-operating income and expense 19

REGULATION G RECONCILIATION: WABASH Operating EBITDA Reconciliation ($Ms) Wabash Operating EBITDA Reconciliation $Ms, unless stated (1) Pro Forma 2012 2013 2014 2015 2016 LTM Net Income $106 $47 $61 $104 $121 $97 Interest Expense 22 31 22 20 35 33 Income Tax Expense 57 26 38 59 66 50 Depreciation and Amortization 26 38 39 38 48 47 Stock-based Compensation 5 8 8 10 13 13 Acquisition Expenses 17 1 Impairment Charges 1 2 Other Non-Operating Expenses 0.2 (1) 2 (2) 1 (1) Operating EBITDA $119 $150 $169 $229 $286 $238 Capital Expenditures 15 18 20 21 24 27 Free Cash Flow (2) $104 $132 $149 $209 $262 $211 Notes: 1. Numbers might not sum to totals due to rounding 2. Free cash flow defined as Operating EBITDA less capital expenditures and is exclusive of working capital changes 23